Exhibit 10.10

EXECUTION COPY

Exhibit I

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of this 12th day of November, 2018, by and between Avenue Therapeutics, Inc., a Delaware corporation (the “Company”) and Lucy Lu, M.D. (the “Executive”).

WITNESSETH:

WHEREAS, Executive and the Company entered into an Executive Employment Agreement dated as of June 10, 2015 (the “Employment Agreement”);

WHEREAS, Executive and the Company wish to alter certain terms of the Employment Agreement with regard to the separation benefits provided to Executive in certain circumstances; and

WHEREAS, in light of the foregoing, Executive and the Company desire to mutually and voluntarily amend the Employment Agreement pursuant to the terms as set forth herein, effective as of the date set forth above.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.                 AMENDMENT TO SECTION 4.5.2 OF THE EMPLOYMENT AGREEMENT. Section 4.5.2 of the Employment Agreement is modified by replacing the existing Section 4.5.2 in its entirety with a new Section 4.5.2 as follows:

4.5.2           Death or Complete Disability. If Executive’s employment under this Agreement is terminated by her death or Complete Disability, then, in addition to the amounts described in Section 4.5.1, and conditioned upon Executive (or her estate or heirs as applicable) executing and not revoking a release of claims in the form attached as Exhibit B (the “Release”) within the time periods specified therein, the Company will provide the following separation benefits: (i) the Company will continue Executive’s Base Salary (at the rate in effect as of the termination) for a period of ninety (90) days beginning on the sixtieth (60th) day following the termination of Executive’s employment with the Company, (ii) Executive shall be entitled to a pro-rata share of the Annual Bonus, to be paid when and if such Annual Bonus would have been paid under this Agreement, and (iii) immediate accelerated vesting of all unvested equity awards, except for equity awards granted pursuant to Section 8.7(c) of the Stock Purchase and Merger Agreement by and among the Company, InvaGen Pharmaceuticals Inc. and Madison Pharmaceuticals Inc. dated November 12, 2018 (the “SPMA”), such that, as of the effective date of the Release, the Executive shall be vested in one hundred percent (100%) of all such equity awards. The Base Salary payments will be subject to standard payroll deductions and withholdings and will be made on the Company’s regular payroll cycle, provided, however, that any payments otherwise scheduled to be made prior to the effective date of the Release shall accrue and be paid in the first payroll period that follows such effective date.

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2.                 AMENDMENT TO SECTION 4.5.4 OF THE EMPLOYMENT AGREEMENT. Section 4.5.4 of the Employment Agreement is modified by replacing the existing Section 4.5.4 in its entirety with a new Section 4.5.4 as follows:

4.5.4           Termination Without Cause or Resignation For Good Reason Not In Connection with a Change of Control. If Executive’s employment under this Agreement is terminated by the Company without Cause or Executive resigns for Good Reason, at any time other than at the time of, or within six (6) months following a Change of Control, then, in addition to the amounts described in Section 4.5.1, and conditioned upon Executive executing and not revoking the Release within the time periods specified therein, the Company will provide the following separation benefits: (i) the Company will continue Executive’s Base Salary (at the rate in effect as of the termination) for a period of twelve (12) months, beginning on the sixtieth (60th) day following the termination of Executive’s employment with the Company, (ii) if Executive timely elects continued health insurance coverage under COBRA, the Company shall pay the entire premium necessary to continue such coverage for Executive and Executive’s eligible dependents until the conclusion of the time when Executive is receiving continuation of Base Salary payments or until Executive becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that the Company has the right to terminate such payment of COBRA premiums on behalf of Executive and instead pay Executive a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if the Company determines in its discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code; (iii) Executive shall be entitled to a pro-rata share of the Annual Bonus for the year in which the termination occurred, to be paid when and if such Annual Bonus would have been paid under this Agreement; and (iv) immediate accelerated vesting of all unvested equity awards, except for equity awards granted pursuant to Section 8.7(c) of the SPMA, such that, as of the effective date of the Release, the Executive shall be vested in one hundred percent (100%) of all such equity awards. The Base Salary payments will be subject to standard payroll deductions and withholdings and will be made on the Company’s regular payroll cycle, provided, however, that any payments otherwise scheduled to be made prior to the effective date of the Release shall accrue and be paid in the first payroll period that follows such effective date.

3.                 AMENDMENT TO SECTION 4.55 OF THE EMPLOYMENT AGREEMENT. Section 4.5.5 of the Employment Agreement is modified by replacing the existing Section 4.5.5 in its entirety with a new Section 4.5.5 as follows:

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4.5.5           Termination Without Cause or Resignation For Good Reason In Connection with a Change of Control. If the Company terminates Executive’s employment without Cause, or if Executive resigns for Good Reason, upon the occurrence of, or within the six (6) months following, the effective date of a Change of Control and Executive has not entered into a new employment agreement with the Company’s acquirer or an affiliate thereof, then, in addition to the amounts described in Section 4.5.1, and conditioned upon Executive executing and not revoking the Release within the time periods specified therein, the Company will provide the following separation benefits: (i) the Company will continue Executive’s Base Salary (at the rate in effect as of the termination) for a period of twelve (12) months, beginning on the sixtieth (60th) day following the termination of Executive’s employment with the Company, (ii) if Executive timely elects continued health insurance coverage under COBRA, the Company shall pay the entire premium necessary to continue such coverage for Executive and Executive’s eligible dependents until the conclusion of the time when Executive is receiving continuation of Base Salary payments or until Executive becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that the Company has the right to terminate such payment of COBRA premiums on behalf of Executive and instead pay Executive a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if the Company determines in its discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code; (iii) Executive shall be entitled to a pro-rata share of the Annual Bonus for the year in which the termination occurred, to be paid when and if such Annual Bonus would have been paid under this Agreement; and (iv) immediate accelerated vesting of all unvested equity awards, such that, on the effective date of the Release, the Executive shall be vested in one hundred percent (100%) of all such equity awards. The Base Salary payments will be subject to standard payroll deductions and withholdings and will be made on the Company’s regular payroll cycle, provided, however, that any payments otherwise scheduled to be made prior to the effective date of the Release shall accrue and be paid in the first payroll period that follows such effective date.

4.                 RESTRICTIVE COVENANT AGREEMENT. In connection with and as a material condition of the Parties’ entry in this Amendment and the Company’s continued employment of Executive, Executive agrees to contemporaneously execute and be bound by certain restrictive covenants, as set forth in the Restrictive Covenant Agreement is attached to this Amendment as Exhibit A (the “Restrictive Covenant Agreement”). Upon its execution, the Restrictive Covenant Agreement will constitute a material part of the Employment Agreement and will be incorporated by reference therein. For the avoidance of doubt, the Restrictive Covenant Agreement is in addition to, and not in lieu of, any existing restrictive covenants in the Employment Agreement, including but not limited to those contained in Section 2 of the Employment Agreement and the PIIA.

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5.                 REMAINDER OF EMPLOYMENT AGREEMENT. Except as expressly set forth in this Amendment, the provisions of the Employment Agreement will remain in full force and effect, in their entirety, in accordance with their terms.

6.                 MISCELLANEOUS. This Amendment will be governed, construed, and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles. The parties agree that this Amendment may only be modified in a signed writing executed by both parties. This Amendment will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Executive Employment Agreement to be effective as of the day and year first above written.

Avenue Therapeutics, Inc.

/s/ Joseph Vazzano
Date
Name:	Joseph Vazzano
Position:	VP of Finance

Executive:

/s/ Lucy Lu, M.D.
Lucy Lu, M.D.		Date

[Signature Page to First Amendment to Executive Employment Agreement]

EXHIBIT A

[Restrictive Covenant Agreement]

[Exhibit A to First Amendment to Executive Employment Agreement]